Exhibit 99.2

COLOR RESOURCES, LLC Financial Statements December 31, 2012 (with Independent Auditors' Report thereon)

COLOR RESOURCES, LLC

Table of Contents

December 31, 2012

Independent Auditors' Report	1

Financial Statements:

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Redeemable Members' Equity (Deficit)	4

Statement of Cash Flows	5

Notes to Financial Statements	6-13

Independent Auditors' Report

To the Board of Directors
Color Resources, LLC

We have audited the accompanying financial statements of Color Resources, LLC (the “Company”), which comprise the balance sheet as of December 31, 2012, and the related statements of operations, changes in redeemable members' equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and the fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Color Resources, LLC as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter Regarding Retrospective Adjustments

As discussed in Note 1 to the financial statements, certain retrospective adjustments have been recorded to previously issued financial statements to classify members' equity (deficit) as redeemable members' equity (deficit) in accordance with the provisions of Securities and Exchange Commission Regulation S-X.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Dixon Hughes Goodman LLP
Dixon Hughes Goodman LLP

Greenville, South Carolina
August 23, 2013
(Except for Notes 1, 9, 11, and 12 as to which the date is September 11, 2013)

COLOR RESOURCES, LLC
Balance Sheet
December 31, 2012

Assets
Current assets:
Cash	$129,100
Accounts receivable	637,970
Inventory	428,238
Prepaid expenses and other current assets	137,102
Total current assets	1,332,410

Property and equipment, net	936,808

Other assets:
Deferred financing costs, net	80,001
Total assets	$2,349,219

Liabilities and Redeemable Members’ Deficit
Current liabilities:
Accounts payable	$518,551
Accrued expenses and other current liabilities	116,277
Current portion of long-term debt	5,913,939
Current portion of capital lease obligations	21,384
Total current liabilities	6,570,151

Long-term liabilities:
Long-term debt, net of current portion	41,232
Capital lease obligations, net of current portion	49,377
Accrued management and board fees	806,250
Deferred compensation payable	52,417
Deferred rent payable	420,123
Total long-term liabilities	1,369,399

Total liabilities	7,939,550
Redeemable members’ deficit	(5,590,331)
Total liabilities and redeemable members’ deficit	$2,349,219

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC
Statement of Operations
For the Year Ended December 31, 2012

Net sales	$7,191,196

Cost of sales	4,915,804
Gross profit	2,275,392

Operating expenses:
Selling	157,023
General and administrative	1,898,993
Depreciation and amortization	493,509
Impairment of goodwill and other intangibles	5,955,495
Total operating expenses	8,505,020

Loss from operations	(6,229,628)

Other expenses:
Interest expense	428,994
Management and board fees	200,000
Total other expenses	628,994
Net loss	$(6,858,622)

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC
Statement of Changes in Redeemable Members' Equity (Deficit)*
For the Year Ended December 31, 2012

Redeemable Members' Equity (Deficit)

Balance at January 1, 2012	1,268,291

Net loss	(6,858,622)

Balance at December 31, 2012	$(5,590,331)

* All members' equity (deficit) is redeemable, therefore there is no non-redeemable members' equity (deficit).

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC
Statement of Cash Flows
For the Year Ended December 31, 2012

Cash flows from operating activities:
Net loss	$(6,858,622)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Goodwill impairment	3,844,928
Intangible assets impairment	2,110,567
Depreciation and amortization	493,509
Deferred rent payable	78,671
Changes in operating assets and liabilities:
Accounts receivable	382,015
Inventories	165,908
Prepaid expenses and other current assets	17,957
Accounts payable	159,272
Accrued management and board fee	200,000
Accrued expenses and other current liabilities	(90,047)
Deferred compensation payable	10
Net cash provided by operating activities	504,168

Cash flows from investing activities:
Purchases of property, plant and equipment	(142,873)
Net cash used by investing activities	(142,873)

Cash flows from financing activities:
Deferred financing costs incurred	(46,212)
Repayments of long-term debt	(509,743)
Issuance of long-term debt	99,514
Net cash used by financing activities	(456,441)
Net decrease in cash	(95,146)
Cash, at beginning of year	224,246
Cash, at end of year	$129,100

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$364,887

Non-cash investing activities:
Equipment acquired under financing agreements	$103,479

The accompanying notes are an integral part of these financial statements.

COLOR RESOURCES, LLC

Notes to Financial Statements

December 31, 2012

1.	Summary of Significant Accounting Policies

Nature of Operations - Color Resources, LLC (the "Company") is a toll manufacturer and custom processor of dyes, pigments and chemicals for use in a wide range of specialty chemical industries. The Company sells its products and services primarily to multinational dyestuff and colorant companies. Most of the Company's products are sold in the United States.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk - The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. The bank balances, at times, exceed federal insured limits.

The Company has not experienced any losses to date on such accounts and management believes that there is very little risk of loss.

Accounts Receivable - Accounts receivable is reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected after analyzing the credit worthiness of its customers and historical experience, as well as the prevailing business and economic environment. Accounts are written off when significantly past due and after exhaustive efforts at collection. There was no allowance of doubtful accounts recorded at December 31, 2012, based upon management's assessment of collectability.

Inventories - Inventories are valued at the lower of cost or market. Cost is determined on a first-in first-out basis by using moving weighted average cost. The Company provides a reserve for obsolescence based upon a review of the inventory again and existing industry conditions. The reserve for obsolescence was approximately $126,000 as of December 31, 2012.

Property and Equipment - Property and equipment is stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, which range from three to fifteen years. Improvements to leased premises are amortized over the lesser of their estimated useful lives or the remaining lease terms. Expenditures for maintenance and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized.

Deferred Financing Costs - Deferred financing costs are being amortized ratably over the life of the respective debt.

Goodwill and Other Intangible Assets - Goodwill and intangible assets with indefinite lives are not amortized, but instead are reviewed for impairment at least annually. Management determined that goodwill and intangible assets were fully impaired after performing its most recent review. The amount of goodwill impairment recognized for GAAP purposes was approximately $3,845,000 for the year ended December 31, 2012.

Impairment of Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of each group of assets that generates cash flows, with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, the Company would recognize an impairment loss. Management has reviewed the Company's long lived assets and believes that the intangible assets are fully impaired. The amount of intangible asset impairment recognized for GAAP purposes was approximately $2,111,000 for the year ended December 31, 2012.

COLOR RESOURCES, LLC Notes to Financial Statements, continued

Deferred Rent Payable - Deferred rent payable represents the excess of recognized rental expense over scheduled operating lease facility payments. This amount will be credited to future operations.

Revenue Recognition - The Company recognizes service based revenue in the period services are performed under tolling arrangements. The Company recognizes revenue on dye, pigment, and chemical products upon delivery to the customer in accordance with shipping terms.

Shipping and Handling - Shipping and handling expenses, included in general and administrative expenses, were approximately $3,000 for the year ended December 31, 2012.

Advertising Costs - Advertising costs are charged to expense as incurred. For the year ended December 31, 2012, advertising expense was approximately $53,000.

Research and Development Costs - Research and development expenditures, which are expensed as incurred, totaled approximately $6,000 during the year ended December 31, 2012.

Income Taxes - The Company is organized as a limited liability company and has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the results of operations of the Company are reported on the individual tax returns of the members.

Although the Company's income or loss is taxed directly to the members, the effects of an uncertain tax position, if any, may have an impact on the tax return of the member. Therefore, generally accepted accounting principles in the United States (“GAAP”) require that any such effects be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. As of December 31, 2012, the Company does not believe it has any uncertain tax positions that would qualify for either recognition or disclosure in the financial statements.

The Company's income tax returns for the years 2010 through 2012 are subject to federal and state income tax examination by the authorities.

Retrospective Adjustments - Previously issued financial statements prepared in accordance with GAAP treated members' equity (deficit) as equity, however, the Securities and Exchange Commission Regulation S-X requires that equity with redemption features outside of the control of the Company be classified as redeemable equity. Changes to the financial statements have been made to retrospectively reclassify members' equity (deficit) as redeemable members' equity (deficit) in accordance with the provisions of Regulation S-X.

2.	Inventories

Inventories at December 31, 2012 are summarized as follows:

Raw materials	$183,624
Work in process	56,779
Finished goods	187,835
$428,238

COLOR RESOURCES, LLC Notes to Financial Statements, continued

3.	Property and Equipment

Property and equipment at December 31, 2012 is summarized as follows:

Leasehold improvements	$412,600
Furniture and fixtures	27,853
Equipment	922,255
1,362,708
Less accumulated depreciation and amortization	425,900
$936,808

4.	Deferred Financing Costs

Deferred financing costs related to the long-term debt at December 31, 2012 are being amortized over the terms of the loans and are as follows:

Deferred financing costs	$460,775
Less accumulated amortization	380,774
$80,001

5.	Intangible Assets

Intangible assets and goodwill at December 31, 2012 are summarized as follows:

Intangible assets subject to amortization:
Customer list	$3,237,200
Less accumulated amortization	1,126,633
Less impairment	2,110,567
$—
Intangible assets not subject to amortization:
Goodwill	3,844,928
Less impairment	3,844,928
$—

The Company has determined that the goodwill and customer list are fully impaired at December 31, 2012.

6.	Long-Term Debt

At December 31, 2012, long-term debt is summarized as follows:

Revolving credit facility (i)	$655,000
Term loan (i)	5,154,851
Equipment notes payable (ii)	48,973
Term loans - related party (iii)	40,019
Insurance note payable (iv)	56,328
5,955,171
Less current portion	5,913,939
$41,232

COLOR RESOURCES, LLC Notes to Financial Statements, continued

(i)
In July 2008, the Company entered into a five-year loan and security agreement with a financial institution. The agreement provided for a three-year revolving line of credit of up to $1,000,000, and a five-year term loan of $8,250,000. On September 30, 2011, the Company entered into an initial forbearance agreement with the same financial institution due to the failure to pay certain monthly installments under the term loan arrangement. The agreement, which specified a forbearance period commencing on July 1, 2011 and ended on August 15, 2012, amended the loan and security agreement as follows:

1.
The revolving credit commitment expired, effective July 23, 2011. The outstanding balance is to be paid on the last day of the forbearance period. Interest is charged at the annual rate of 6% during the forbearance period. Any unpaid balance at the end of the forbearance period is subject to an annual interest rate equal to the greater of (i) the Base Rate plus 1% percent, or (ii) 6%.

If, at the end of the forbearance period, the Company is in compliance with all terms of the agreement, the revolving commitment will be automatically reinstated and be effective until July 24, 2013, whereupon any outstanding balance is to be repaid.

2.	The outstanding term loan balance is to be repaid in installments, as follows:

a.	Three installments of principal, paid on the first day of February, March and April 2012, in the amount of $25,000 each, plus unpaid interest.

b.	Two installments of principal, paid on the first day of May and June 2012, in the amount of $50,000 each, plus unpaid interest.

c.	One installment of principal, paid on the first day of July 2012, in the amount of $75,000, plus unpaid interest.

d.	Eleven consecutive monthly installments of principal and interest, paid on the first day of each month, commencing with August 2012, in the amount of $121,115.

e.	A final installment, paid in June 2013 (the term loan maturity date) for the remaining principal balance, plus unpaid interest.

Interest on the term loan is charged at the annual rate of 7%.

3.	The Company is required to make an additional cash investment of at least $500,000, as either a capital contribution or a subordinated loan.

4.
The forbearance agreement requires the Company to meet certain financial covenants, as defined. In addition, the Company is restricted from making payments related to member distributions, management and board fees and subordinated indebtedness.

5.	The members are required to pledge 100% of the voting capital stock to the financial institution, as collateral.

The Company failed to meet the required covenants during 2012 and entered into another forbearance agreement with the same financial institution subsequent to year end. The agreement is more fully discussed in Note 11.

(ii)
In June 2011, the Company entered into an agreement with a finance company to purchase equipment. The note, which has a maturity date of June 2014, bears an annual interest rate of 9.1% and requires monthly principal and interest payments of $2,716. The note is collateralized by the purchased equipment. The outstanding balance as of December 31, 2012 was $43,011.

In May and September 2012, the Company entered into agreements with a company to purchase computer equipment. The notes, which mature in April and August 2015, respectively, bear interest at an annual rate of 19.0% and require monthly principal and interest payments of $191 and $75, respectively. The note is collateralized by the purchased computer equipment. The outstanding balance on the notes as of December 31, 2012 was $5,962.

(iii)	In December 2011, the Company entered into a two year term loan with a related party in the amount of $22,681. The

COLOR RESOURCES, LLC Notes to Financial Statements, continued

loan carries an interest rate of 6% per annum. Repayment consists of twenty four equal monthly payments of principal and interest of approximately $1,000.

In May 2012, the Company entered into a three year term loan with the same related party in the amount of $9,880. The loan carries an interest rate of 5.5% per annum. Repayment consists of thirty six equal monthly payments of principal and interest of approximately $400.

In May 2012, the Company entered into an additional seven year term loan with the same related party in the amount of $20,880. The loan carries an interest rate of 5.5% per annum. Repayment consist of eighty four monthly payments of principal and interest of approximately $300.

The outstanding balance on the notes as of December 31, 2012 was $40,019.

(iv)
In October 2012, the Company entered into an agreement with a company to finance insurance. The note, which has a maturity date of July 2013, bears an annual interest rate of 5.5% and requires monthly principal and interest payments of $8,049. The outstanding balance as of December 31, 2012 was $56,328.

Future maturities of long-term debt are as follows: 2013 - $5,913,939; 2014 - $24,458; 2015 - $5,824; 2016 - $3,075; 2017 - $3,249; and thereafter - $4,626.

7.	Commitments

Operating Leases

The Company entered into a five year lease agreement in July 2008 for its manufacturing facility with a Company owned by a related party. The lease agreement provides for two optional extension terms of five years each, which renew automatically unless the Company gives at least 180 days' written notice prior to the expiration of the lease. The Company is required to pay a portion of the real estate taxes under the terms of the lease. The lease currently requires payments of approximately $400,000 per annum, payable monthly.

The following is a schedule of future minimum lease payments required under the Company's noncancellable operating leases as of December 31, 2012:

Year ending December 31,

2013	$427,115
2014	448,471
2015	470,895
2016	494,439
2017	519,161
Thereafter	1,460,920
$3,821,001

Rent expense amounted to approximately $453,000 for the year ended December 31, 2012.

Capital Lease Obligations

The Company leases equipment under a capital lease agreement requiring monthly payments of $527 expiring in July 2017. The lease bears interest at 1.1%, and the total principal balance of the lease totaled $15,385 at December 31, 2012.

The Company leases equipment under a capital lease agreement requiring monthly payments of $445 expiring in January 2017. The lease bears interest at 1.3%, and the total principal balance of the lease totaled $19,956 at December 31, 2012.

The Company leases equipment under two capital lease agreement requiring monthly payments of $145 and $699, respectively, expiring in May 2016. The leases are interest free and the total principal balance of the leases totaled $35,420 at December 31, 2012.

COLOR RESOURCES, LLC Notes to Financial Statements, continued

Future minimum lease payments under the capital leases are:

Year ending December 31,

2013	$21,785
2014	21,785
2015	18,622
2016	9,510
Total future minimum lease payments	71,702
Less: amount representing interest	(941)
Capital lease obligations	$70,761

The net book value of the equipment and software under capital lease obligations amounted to approximately $70,000 at December 31, 2012, respectively.

8.	Related Party Transactions

Employment Agreements

The Company entered into five-year employment agreements with two members of the Company. Agreements for the Company's Chief Executive Officer and Chief Financial Officer provide for annual base salaries, bonuses and certain benefits, perquisites, and expense reimbursements, as defined.

The Company owes deferred compensation totaling approximately $52,000 as of December 31, 2012, to the above two members of the Company, These members elected to defer payment of compensation earned for several periods during 2010 and 2009 until a future date yet to be determined by the Company,

Management and Board Fees

Compensation arrangements for management and Board of Directors services were entered into with several individuals who are also equity owners of the Company. The arrangements provide for aggregate annual compensation of $200,000 per year, to be paid on a quarterly basis. The Board elected to defer payment of compensation earned for 2012 until a future date yet to be determined by the Company. Management and board fee expense for the year ended December 31, 2012 was $200,000.

9.	Redeemable Members' Equity

As of December 31, 2012, members' equity consisted of the following classes:

Class	Units	Units
	Authorized	Issued
Class A Common Units	9,500	9,500
Class B Restricted Common Units	500	35
Series A Preferred Units	4,250	4,250
Senior Series A Preferred Units	500	500

Class A Common Units

Class A Common Units have full voting rights.

Beginning July 23, 2013 and for a two year period thereafter, the previous owners may petition the Company to redeem Class A Common Units held by them, upon written notice to the Company ("Put Notice"). The "Put Price" to redeem the Class A Common Units is the numerator which is the difference between (i) the sum of (A) the product of five multiplied by the Company's adjusted EBITDA for the trailing 12-month period ending on such redemption date, and (ii) the sum of

COLOR RESOURCES, LLC Notes to Financial Statements, continued

(A) all indebtedness of the Company as of the redemption date, and (B) all amounts owed on accounts of the Series A Preferred units and accrued Preferred Dividends on the redemption date; and the denominator of which is the aggregate number of Common Units outstanding.

Any redemption request that is approved by a majority of the Board of Directors is to be fulfilled within nine months of the delivery of the Put Notice to the Company. However, redemptions must also be approved by the lending institution. In the event of such a deferral the aggregate Put Price payable that is related to the redemption requested is to be accrued at an annual rate of 12%, compounded quarterly, for the period from nine months after delivery of the Put Notice until the related Class A Common Units are redeemed in full.

Class B Restricted Common Units

Class B Restricted Common Units have no voting rights and are reserved for issuance to managers, officers, directors, employees, consultants and advisors of the Company. Units are shown as issued when vested. Vesting is determined on an individual grant basis.

Series A Preferred Units

Series A Preferred Units have no voting rights and its holders are entitled to preferential distributions. Dividends accrue cumulatively at an annual rate of 8% of each $1,000 Series A Preferred Unit with interest compounding annually. Series A Preferred Dividends shall be payable quarterly in arrears, when as declared by the Board of Managers, on the last business day of March, June, September and December ("Dividend Payment Date"). In the event that Series A Preferred Dividends are not paid, in whole or in part on a Dividend Payment Date and for 10 days thereafter, the dividend rate shall increase to an annual rate of 10%, until the defaulted dividends are paid in full.

Senior Series A Preferred Units

Senior Series A Preferred Units have no voting rights and its holders are entitled to preferential distributions over holders of the Series A Preferred Units and the Common Units. Dividends accrue cumulatively at an annual rate of 15% of each $1,000 Senior Series A Preferred Unit with interest compounding quarterly. Senior Series A Preferred Dividends shall be payable only when and as declared by the Board of Managers and when approved by the holders of a majority of the Senior Series A Preferred units.

Liquidation Preferences

In the event of any liquidation, dissolution or winding up of the Company, including, without limitation, a sale or recapitalization of the Company (a "Liquidation Event"), whether voluntary or involuntary, the holders of Senior Series A Preferred Units shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Company to the holders of Series A Preferred Units and Common Units, by reason of their ownership thereof, and without duplication of any redemption payments, an amount per Senior Series A Preferred Unit equal to (a) $1,000 plus (b) accrued and unpaid Senior Series A Preferred Dividends as of the date of the Liquidation Event (the "Senior Series A Liquidation Preference"). Upon the payment in full of the Senior Series A Liquidation Preference, the holders of Series A Preferred Units shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Company to the holders of Common Units, by reason of their ownership thereof, and without duplication of any redemption payments, an amount per Series A Preferred unit equal to (a) $1,000 plus (b) accrued and unpaid Series A Preferred Dividends as of the date of the Liquidation Event and (c) all accrued and unpaid Default Series A Preferred Dividends as of the date of the Liquidation Event (the "Series A Liquidation Preference") Upon the payment in full of the Senior Series A Liquidation Preference and the Series A Liquidation Preference, all remaining assets available for distribution shall be distributed to the holders of the Common Units based on their pro rata ownership of the issued and outstanding Common Units.

Redemption Rights

Beginning July 23, 2013 or upon a Liquidation Event, the Series A Preferred Units and Senior Series A Preferred Units may be redeemed at any time and from time to time, in whole or in part, by the Company without penalty, provided that an equal proportion of the outstanding Series A Preferred Units and Senior Series Preferred A Units is redeemed as between the members holding the Series A Preferred Units and Senior Series Preferred A Units. Such redemptions must also be

COLOR RESOURCES, LLC Notes to Financial Statements, continued

approved by the lending institution. The redemption price payable to each holder of Series A Preferred Units and Senior Series Preferred A units shall be equal to the Series A Liquidation Preference.

At December 31, 2012, the amount of the unpaid cumulative dividend relating to Series A Preferred Units and Senior Series A Preferred Units totaled approximately $2,168,000. This amount will be recorded when declared by the Board of Managers.

10.	Economic Dependence

Major Customers

For the year ended December 31, 2012, three customers accounted for approximately 56% of the Company's net sales. As of December 31, 2012, three customers accounted for approximately 56% of the Company's outstanding accounts receivable.

Major Vendors

For the year ended December 31, 2012, one vendor accounted for approximately 12% of the Company's purchases.

11.	Going Concern

The Company has suffered recurring losses from operations and has a net working capital deficit that raises doubt about its ability to continue as a going concern. Management intends to sell virtually all tangible assets of the Company. In 2013, the Company entered into two separate agreements.

The first agreement was with a financial institution and provided for the extension of the forbearance agreement until October, 31, 2013 and accepted a reduced payoff of the revolving credit facility and term loan described in Note 6 (i) upon the sale of the Company's assets.

The second agreement was with a company (the “Purchaser”) in 2013 to sell substantially all the assets and ongoing business operations of the Company, excluding cash, and will also assume the Company's accounts payable and certain equipment leases. The sale of these assets closed on August 26, 2013 for a purchase price of $1,100,000 plus the assumption of the liabilities noted above. The Purchaser will not assume any other liabilities of the Company, including but not limited to any short-term or long-term debt and any unpaid real estate rent.

12.	Subsequent Events

The Company has evaluated its subsequent events through September 11, 2013, the date that the accompanying financial statements were available to be issued.